November 26, 2012

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT 2012 WELLS FARGO PIPELINE, MLP AND ENERGY SYMPOSIUM IN NEW YORK CITY

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chief Executive Officer, and Jeffrey P. Wood, Chief Financial Officer, will be presenting at the 2012 Wells Fargo Securities Pipeline, MLP and Energy Symposium in New York, NY on Tuesday, December 4th at 11:20 AM Eastern Time. Mr. Mills and Mr. Wood will also be conducting investor meetings at the conference.
Accompanying presentation materials will be available the morning of Tuesday, December 4th on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations